SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 16, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 16, 2009, Mega Media Group, Inc. (“we”, “us” or the “Company”), and Aleksandr Shvarts, President and CEO of the Company  (collectively, the “Defendants”) were served with a summon and complaint filed by Tangiers Investors, L.P., a Delaware Limited Partnership (the “Plaintiff”).  The complaint alleged that the Defendants (1) breached certain written contract (the “Note”) entered into on March 24, 2008 between the Company and the Plaintiff, by refusing to honor the Plaintiff’s election to convert certain amounts under the Note; (2) made false representations with the intention to deceive and defraud the Plaintiff under the Note; and (3) make fraudulent misrepresentation of material fact in connection with the purchase of securities and thereby in violation of Rule 10b-5 under the Securities Exchange Act of 1934. The case was filed in the United States District Court, Central District of California. The Plaintiff seeks a sum of not less than $135,004 plus interests, punitive damages and attorney’s fees.

We deny the allegations made in the complaint and intend to vigorously contest the allegations. We have retained Oswald & Yap, LLP as our legal counsel to represent us in this matter.

ITEM 9.01 EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.
Dated: July 21, 2009
By: /s/ Alex Shvarts
Alex Shvarts President and CEO